UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 30, 2008

WELLCARE HEALTH PLANS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32209	47-0937650
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)
8735 Henderson Road, Renaissance One
	Tampa, Florida	33634
	(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (813) 290-6200

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 30, 2008, WellCare Health Plans, Inc. (the “Registrant”) received an executed Amendment No. 1 (“Amendment 1”) to the Provider Agreement (the “Ohio Contract”) between the State of Ohio Department of Job and Family Services (the “Department”) and WellCare of Ohio, Inc. (“WellCare OH”), a wholly-owned subsidiary of the Registrant, pursuant to which WellCare OH participates in the Ohio Medicaid program for the covered families and children (CFC) eligible population in the Northeast region.  A description of the terms and conditions that are material to the Registrant are set forth below.  Specifically, Amendment 1:

•	Increases the rates payable to WellCare OH effective January 1, 2009 by approximately 3.7%;

•	Extends the time in which WellCare OH may submit encounter data related to deliveries from 365 days after delivery to 460 days after delivery;

•	Prohibits marketing representatives from offering potential enrollees the use of a laptop, cell phone or similar portable device for the purpose of enrollment;

•
Revises the provisions of the Ohio Contract relating to care management, including by allowing WellCare OH to categorize enrollees with special health care needs based on their risk; allowing increased flexibility for WellCare OH to adjust interventions to enrollees’ needs; and by increasing the use of disease management to manage the care of enrollees with chronic illnesses and enrollees who are at high risk for developing a chronic illness;

•	Provides that WellCare OH may adopt a process by which low or medium risk enrollees may opt out of care management programs;

•
Provides that organ transplants, immunizations for travel outside the United States and sex change surgery should be covered in a manner consistent with Medicaid fee for service regulations and medical necessity criteria;

•	Requires that WellCare OH participate in a statewide cooperative quality improvement effort between managed care plans, the Department and the Department’s external quality review organization;

•
Revises certain reporting requirements, including by consolidating into one report the data quality measures for the first three quarters of the State of Ohio’s 2009 fiscal year (“OHFY 2009”), and provides for a  transition to regional-based reporting of data quality standards;

•
Revises applicable care management performance measures and reducing them to the categories of “Care Management of High Risk Members” and “Care Management of Members” as set forth in Appendix M of Amendment 1;

•
Requires WellCare OH to submit quality improvement plans to the Department that address their internal implementation strategies relating to regional based data and clinical quality performance measures for OHFY 2009 and provides that the first period subject to penalties for failure to meet these measures is July – September 2009;

•
Allows WellCare OH to submit a “Proof of Action” as a means of meeting the “excellent” standard with respect to the care management of children performance measure in connection with the OHFY 2009 pay for performance incentive; and

•	Expands on the changes to performance measures and reporting periods related to the transition from a county-based pay for performance incentive to a regional-based system in OHFY 2009.

A copy of Amendment 1 is attached as Exhibit 10.1 to this Current Report on Form 8-K.

The foregoing description does not purport to be a complete statement of the parties’ rights and obligations under the above-described amendment.  The above description is qualified in its entirety by reference to the Amendment.

In the interest of providing interested parties with full access to its federal, state and county contracts, the Registrant has elected to file such contracts with the U.S. Securities and Exchange Commission.  The Registrant does not believe that its business is substantially dependent on many of these contracts when each is taken individually.

Item 9.01               Financial Statements and Exhibits.

(a)   Financial Statements of Business Acquired.

None.

(b)   Pro Forma Financial Information.

None.

(c)   Shelf Company Transaction.

None.

(d)   Exhibits.

The following exhibits are filed as part of this report:

10.1	Amendment 1 to Provider Agreement between the State of Ohio Department of Job and Family Services and WellCare of Ohio, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 6, 2009	WELLCARE HEALTH PLANS, INC. /s/ Heath Schiesser
Heath Schiesser
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment 1 to Provider Agreement between the State of Ohio Department of Job and Family Services and WellCare of Ohio, Inc.